Exhibit 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 30, 1996, included in this Form 11-K as of December 31, 1995 and 1994, and for the year ended December 31, 1995, and for the period from inception (January 25, 1994) to December 31, 1994, into Gables Residential Trust's previously filed Registration Statement on Form S-8 File No. 333-00618 and to all references to our firm therein.

/s/ Arthur Andersen LLP


Dallas, Texas,
July 9, 1996